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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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4) Date Filed:

January 16, 2007
Dear Cyberonics Stockholder,
Your vote at the February 1st Annual Meeting of Cyberonics stockholders will be critical to the future of your investment. We are writing to ensure that you have the real facts in hand as you consider the issues, and to seek your support on the WHITE proxy card FOR your Board’s nominees. Remember, your vote is important, no matter how many or how few shares you own.
We are concerned that you may have received materials from a dissident stockholder group styling itself as “The Committee for Concerned Cyberonics, Inc. Stockholders.” This special interest group wants you to elect its handpicked nominees to your Company’s Board of Directors in opposition to the highly qualified slate nominated by your Board. We urge you to discard any Gold proxy card you may receive from the dissidents and instead support your Board by signing, dating and returning the enclosed WHITE proxy card today.
DON’T ACCEPT THE DISSIDENTS’ FALSE AND MISLEADING
ATTACKS ON YOUR BOARD MEMBERS
The dissidents’ materials present no plan or vision for your Company, but they do repeat a series of false and misleading statements about three valued members of your Board — Chairman Tony Coelho and directors Stanley Appel and Kevin Moore — that we cannot allow to go unchallenged.
The dissidents are distorting the truth: you should know that any allegations that Mr. Coelho and Dr. Appel received below-market stock options prior to their board service are simply false, the result of the dissidents’ irresponsible reliance on a poorly researched and erroneous newspaper article written late last year. These claims were carefully examined by the independent counsel to the Audit Committee of the Board and were found to be completely without merit. We had informed the dissidents that the allegations are false, yet they chose to repeat them without bothering to ask us for an explanation. Now we’re telling you, our stockholders, the truth, so that you can make an informed choice regarding your Board.
Mr. Coelho suffers from epilepsy and has long been a tireless advocate for disabled Americans. During his tenure in the United States House of Representatives from 1979 to 1989, he authored the Americans with Disabilities Act. In 1994, he agreed to consult with Cyberonics regarding our unique and proprietary VNS Therapy System to treat pharmacoresistant epilepsy, still in clinical trials at the time. Under the terms of his consulting agreement, Mr. Coelho received stock options vesting over three years with an exercise price of $7.75, the market value on the date of the grant. In December 1994, the FDA required us to conduct a second double-blind study to confirm the statistically significant results of the first clinical study. As an incentive to employees and other optionees to remain employed and to continue to work diligently through this delay in approval to market our novel therapy, the Compensation Committee of our Board offered to reprice all outstanding options, including the options granted to Mr. Coelho, to $5.25, which was $1.75 above the market value of the stock on that date. Because Mr. Coelho was not a member of our Board until March 1997, these facts would not have been reported in public filings.
Dr. Appel is a distinguished neurologist who agreed in 1994 to serve as Chairman of our Scientific Advisory Board. Under the terms of his consulting agreement, Dr. Appel was granted stock options priced at $4.75, the fair market value of the stock on the date of the grant. In November 1996, after St. Jude Medical and Cyberonics determined to remain independent, our stock price had declined by 50% to $3.06, and in a move designed to retain employees and stabilize the Company, our Board offered to reprice all outstanding options to the price on that date, including the options granted to Dr. Appel.

Because Dr. Appel was not a member of our Board until December 1996, these facts would not have been reported in public filings.
The dissidents also persist in misleading stockholders regarding another of our highly qualified directors, Kevin Moore. In 1997, The Clark Estates agreed to purchase our stock in a private placement at a time when we faced an uncertain future and had no access to other funding sources on similar terms. In connection with the private placement, our Board agreed that The Clark Estates could designate one member to serve as a director on our Board, subject to The Clark Estates retaining at least 600,000 aggregate shares of our stock. In 2004, The Clark Estates designated Kevin Moore, President of The Clark Estates, as its representative, and our Board duly elected Mr. Moore as a member of our Board. We acknowledge that Mr. Moore should have been nominated for election at our two most recent Annual Meetings and that, as a result of an error identified last year prior to receipt of the dissidents’ nominations, he was not. Nonetheless, under our bylaws, which provide that a director continues to serve until his successor is elected or until his earlier resignation or removal, Mr. Moore continued to serve and provide valuable service. Like all our other directors, and as we planned before we first received the dissidents’ nominations, Kevin Moore will stand for election this year.
THE DISSIDENTS’ NOMINEES ARE NOT QUALIFIED TO HELP CYBERONICS EXECUTE ON ITS BUSINESS PLAN
Our Board and management have been executing on a strategic plan designed to position your Company at a competitive advantage along a number of fronts. We believe that having an independent Board comprised of directors with relevant professional experience and industry expertise is vital to the successful implementation of this plan.
When the dissidents proposed new directors for the Board, in accordance with our duties, we retained The Directors’ Council, a respected, nationwide director search firm that seeks to bring increased independence and effectiveness to the governance process, to interview each of the candidates. We determined that, unlike the Board’s nominees, the dissident group’s nominees have little to no relevant experience managing public companies, serving on boards of public companies, commercializing single source implantable neurostimulation devices, or working in therapeutic indications relevant to Cyberonics’ business. They also lack relationships with key constituencies that are critical to our success, in particular, key contacts with lawmakers, regulators, providers and major payors — our most important constituencies. Consequently, they are ill-prepared to contribute significant value as directors.
Until March 2006, one of the dissident’s nominees, Mr. Novak, was the President and Chief Executive Officer and a director of Novoste Corporation, a vascular brachytherapy (catheter) company. In March 2006, Novoste, having failed at its primary business and having seen its stock value decline 99% from mid-2000 to March 2006, sold substantially all the assets of its vascular brachytherapy business. Mr. Novak also served on the board of Sutura, Inc., which saw its stock price decline 56% during the months of Mr. Novak’s tenure as a director. You should ask yourself if this track record indicates that Mr. Novak will enhance value for Cyberonics stockholders.
Another dissident nominee, Dr. Rosenthal, has no experience running a public company or serving on the Board of a public company. You should wonder what kind of value Dr. Rosenthal would add to overseeing Cyberonics’ business.

Finally, the dissident group’s proxy statement indicates that its third nominee, Mr. Schwarz, previously served on the board of only a single public company, Bogen Communications International, Inc. Bogen is a provider of sound systems and telephone peripherals, not a medical technology company. Further, Bogen was delisted from the NASDAQ exchange in 2004. You should question the value of having Mr. Schwarz as a member of the Cyberonics Board, given his lack of experience in the field of medical technology and as a board member of a public company.
THE DISSIDENTS HAVE NO PLAN, NO VISION
Despite the fact that the dissident nominees lack appropriate qualifications, we have attempted on a number of occasions to talk with the dissidents about their concerns and thereby avoid a costly, divisive, and distracting proxy contest. The Board agreed to consider reasonable compromises related to the Board’s structure, but the dissidents refused to negotiate a reasonable solution. In fact, they literally walked out of our last meeting. Moreover, despite a number of opportunities, the dissidents have never suggested — either to our Board or to our stockholders — that they have any specific plan to maximize stockholder value. Instead they have chosen to wage this proxy contest and have even made it clear that, if elected, they plan to force our stockholders to cover the entire expense of their proxy solicitation, without ever seeking your approval. The dissidents would probably like you to think that it can’t hurt to elect their nominees to the Board, but we believe that the election of a self-serving slate of unqualified nominees who want to spend your money to get elected is directly harmful to your interests.
DON’T RISK YOUR INVESTMENT IN CYBERONICS: SUPPORT YOUR BOARD
The right team is now in place to grow the Company and to create value for all stockholders. Currently, the Company has an independent Board with relevant expertise comprised of proven business leaders. Furthermore, the interests of your Board members and management are closely aligned with those of all Cyberonics stockholders. Members of your Board and management are currently beneficial owners of more than 9% of the Company’s outstanding shares. Not only does your current Board have a plan underway to drive growth, but it has taken concrete action to enhance accountability and governance, evidenced by clear operational and financial progress. Your Board also has important relationships with constituencies, including lawmakers, regulators, providers and major payors, none of which could be matched by the dissidents’ nominees. The dissident slate would add no relevant experience, but it could destabilize the Company and the Board, and leave you saddled with the costs of the dissidents’ proxy solicitation.
     We believe your Board’s nominees are crucial to the continued execution of Cyberonics’ strategy. We urge you to sign, date and return the enclosed WHITE proxy card today.
     On behalf of your Board of Directors, thank you for your continued support.

TONY COELHO	REESE S. TERRY, JR.
Chairman of the Board of Directors	Interim Chief Executive Officer

Your vote is extremely important — no matter how many or
how few shares you own.
Remember, you may be able to vote by telephone or by the Internet—simply follow the easy instructions on the enclosed WHITE proxy card. To vote your shares by mail, please sign, date and return the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. Please note that, even if you have previously returned a Gold proxy card in error, you have every legal right to change your vote —
only your latest-dated proxy counts.
IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE,
PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:
INNISFREE M&A INCORPORATED
STOCKHOLDERS CALL TOLL FREE AT 1-877-825-8631.
Additional Informational and Forward-Looking Statements
These Definitive Additional Materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in these Definitive Additional Materials are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements regarding financial performance, including positioning the Company at a competitive advantage and execution of our business plan. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of the previously announced restatement of the Company’s financial statements or other actions that might be taken or required as a result of the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006.

Supplemental Information — Additional “Participants"
     The following table sets forth the name and the principal occupations or employment of each of our executive officers and employees who may be deemed to be “participants” in addition to those previously named in our proxy mailed to holders on or about January 6, 2007. The principal occupation/employment refers to such person’s position with Cyberonics, Inc., 100 Cyberonics Boulevard, Houston, Texas 77058.

Name	Principal Occupation/Employment

Michael A. Cheney	Vice President, Marketing
W. Steven Jennings	Vice President, Sales
Shawn P. Lunney	Vice President, Market Development
Richard L. Rudolph, M.D.	Vice President, Clinical and Medical Affairs and Chief Medical Officer
Randal L. Simpson	Vice President, Operations
Information Regarding Ownership of Cyberonics, Inc. Securities by Participants
     The number of shares of our common stock held as of November 30, 2006 by the foregoing officers named as additional participants is set forth under ‘Security Ownership of Certain Beneficial Owners and Management” in the proxy statement.
Information Regarding Transactions in Cyberonics, Inc.’s Securities by Participants
     The following table sets forth purchases and sales of our equity securities by each of the above named additional participants during the past two years (November 30, 2004 through November 30, 2006). Unless otherwise indicated, all transactions were effected in the public market and none of the purchase price or market value of the securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the securities.

		Number of Shares
		of Common Stock,
		Options to Purchase
		Shares of Common
		Stock, and Units
		Acquired or	Transaction
Name	Date	(Disposed of)	Footnote

Michael A. Cheney	02/10/2005	(1,461)	(3)
	02/14/2005	(23,247)	(1)
	02/18/2005	(11,753)	(1)
	06/01/2005	5,000	(2)
	06/01/2006	(1,000)	(3)

W. Steven Jennings	02/10/2005	(20,000)	(1)
	06/01/2005	5,000	(2)
	06/01/2006	(20,000)	(1)
	06/01/2006	(1,000)	(3)

Shawn P. Lunney	02/10/2005	(7,500)	(3)
	06/01/2005	10,000	(2)
	12/22/2005	(10,000)	(1)
	06/05/2006	(1,600)	(1)
	06/06/2006	(13,400)	(1)

		Number of Shares
		of Common Stock,
		Options to Purchase
		Shares of Common
		Stock, and Units
		Acquired or	Transaction
Name	Date	(Disposed of)	Footnote

Richard L. Rudolph	06/01/2005	12,500	(2)
	07/22/2005	11,933	(4)
	06/01/2006	(2,500)	(3)
	07/24/2006	(11,933)	(3)

Randall L. Simpson	02/10/2005	(20,000)	(1)
	04/07/2005	(10,000)	(1)
	06/01/2005	10,000	(2)
	06/01/2006	(2,000)	(3)

(1)	Represents an open-market sale of shares acquired through the exercise of stock options.

(2)	Represents a restricted stock grant that vests 20% each year over a five-year period.

(3)	Represents shares purchased or (sold) on the open market.

(4)	Represents a restricted stock grant that vests in full one year from the date of the grant.
Miscellaneous Information Concerning Participants
     Except as described in this letter or the proxy statement, neither any of the additional participants nor any of their respective associates (together, the “Participant Associates”),was or is either a party to any transaction or series of transactions since April 30, 2005, the beginning of our last fiscal year, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which we or any of our subsidiaries was or is to be a party, (2) in which the amount involved exceeds $60,000 and (3) in which any participant or Participant Associate had, or will have, a direct or indirect material interest. Furthermore, except as described in this letter or the proxy statement, none of the additional participants, directly or indirectly, beneficially owns any of our securities or any securities of our subsidiaries and none of the additional participants owns any of our securities of record but not beneficially.
     The employment agreements and options held by Messrs. Cheney, Jennings and Rudolph are described in the proxy. We entered into three-year employment agreements commencing in June 2006 with Mr. Lunney and Mr. Simpson that provide for a base annual salaries of $260,000 and $240,000 and potential bonuses of $130,000 and $120,000, respectively. The employment agreements for Messrs. Lunney and Simpson are otherwise on substantially the same terms as those described for Messrs Cheney, Jennings, Rudolph and Wise in the proxy under “Employment Agreements — Other Named Executive Officers.” Mr. Lunney currently holds vested options to acquire 142,125 shares of our common stock and unvested options to acquire 21,235 shares of our common stock; the exercise price of the options range from $3.06 to $19.75 per share. Mr. Simpson currently holds vested options to acquire 159,500 shares of our common stock and unvested options to acquire 53,467 shares of our common stock; the exercise price of the options range from $9.96 to $26.49 per share. Except as described in this letter or the proxy statement, none of the additional participants or their Participant Associates has any arrangement or understanding with any person respecting any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this letter or the proxy statement, none of the additional participants is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any of our securities.

PLEASE VOTE TODAY!
SEE REVERSE
SIDE FOR THREE EASY WAYS TO VOTE.
▼ TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

WHITE PROXY
CYBERONICS, INC.
ANNUAL MEETING OF STOCKHOLDERS — FEBRUARY 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2006 Annual Meeting of Stockholders, and hereby appoints Reese S. Terry, Jr. and John A. Riccardi, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on February 1, 2007 at 8:30 a.m., central time, at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas, in the Oak & Cypress room, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR items 1 and 2, and as the proxies deem advisable on such other matters as may come before the meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
IMPORTANT—PLEASE SIGN AND DATE THIS WHITE PROXY CARD ON THE REVERSE SIDE.

CYBERONICS, INC.
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Cyberonics, Inc.’s.
common stock for the upcoming Annual Meeting of Stockholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-853-9884 on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions. You will be required to provide the unique control number printed below.
OR
2.	Vote by Internet — Please access https://www.proxyvotenow.com/cybx, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.
Control Number:
You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.
OR
3.	Vote by Mail — If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Cyberonics, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155
▼ TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

WHITE PROXY
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH ITEMS BELOW.

1.	Election of Directors

		FOR ALL	WITHHOLD AUTHORITY FOR ALL	FOR ALL EXCEPT
		☐	☐	☐
(01) Stanley H. Appel, M.D.
(02) Tony Coelho
(03) Guy C. Jackson
(04) Kevin S. Moore
(05) Hugh M. Morrison
(06) Alan Olsen
(07) Michael J. Strauss, M.D., M.P.H.
(08) Reese S. Terry, Jr.

To withhold authority for an individual nominee, mark “FOR ALL EXCEPT” and write each withheld nominee’s number on the line below:

2	Proposal to ratify the selection of KPMG LLP as Cyberonics, Inc.’s independent registered public accounting firm for the fiscal year ending April 27, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Date:	, 2007

Signature

Signature

Title
(This proxy should be dated, signed exactly as your name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)